Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________

FORM T–1

Statement of Eligibility and Qualification Under the

Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

_______________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
TO SECTION 305(B)(2)

_________________________

J.P. MORGAN TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078

(I.R.S. Employer Identification No.)

101 California Street Suite #3800

San Francisco, California

(Address of principal executive offices)

94111

(Zip Code)

__________________

Zions Bancorporation

(Exact name of Obligor as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

87-0227400

(I.R.S. Employer Identification No.)

One South Main Street

Suite 1134

Salt Lake City, Utah

(Address of principal executive offices)

84111

(Zip Code)

________________________________

Subordinated Debt Securities

(Title of Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By–Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

                   Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J.P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 22nd day of May 2002

                                                                                        J.P. MORGAN TRUST COMPANY,

                                                                                        NATIONAL ASSOCIATION

By	/s/James Nagy
James Nagy
Assistant Vice President

Exhibit 7.                  Report of Condition of the Trustee.

Consolidated Report of Condition of                J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

                                                                                                (Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067
	(Street)	(City)	(State)	(Zip)

as of close of business on                   December 31, 2001

ASSETS    DOLLAR AMOUNTS IN THOUSANDS

1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)		19,694
	b. Interest bearing balances (2)		1,009
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)		0
	b. Available-for-sale securities (from Schedule RC-B, column D)		13,423
3.	Federal Funds sold and securities purchased agreements to resell		237,950
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale		0
	b. Loans and leases, net of unearned income	3,287
	c. LESS: Allowance for loan and lease losses	(184)
	d. Loans and leases, net of unearned income and
	allowance (item 4.b minus 4.c)		3,103
5.	Trading assets (from Schedule RC-D)		N/A
6.	Premises and fixed assets (including capitalized leases)		6,916
7.	Other real estate owned (from Schedule RC-M)		0
8.	Investments in unconsolidated subsidiaries and associated companies
	(from Schedule RC-M)		0
9.	Customers’ liability to this bank on acceptances outstanding		11,880
10.	Intangible assets
	a. Goodwill		0
	b. Other intangible assets (from Schedule RC-M)		164,520
11.	Other assets (from Schedule RC-F)		5,676
12.	TOTAL ASSETS (sum of items 1 through 11)		464,171

(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held for trading.

LIABILITIES

13.		Deposits:
		a. In domestic offices (sum of totals of columns A and C from
		Schedule RC-E)		124,698
		(1) Noninterest-bearing (1)	105,301
		(2) Interest-bearing	19,397
		b. In foreign offices, Edge and Agreement subsidiaries, and IBF’
		(1) Noninterest-bearing		N/A
		(2) Interest-bearing		N/A
14.		Federal funds purchased and securities sold under agreements to repurchase		0
15.		Trading liabilities (from Schedule RC-D)		0
16.		Other borrowed money (includes mortgage indebtedness and obligations
		under capitalized leases) (from Schedule RC-M):		0
17.		Not applicable
18.		Bank’s liability on acceptances executed and outstanding		0
19.		Subordinated notes and debentures (2)		0
20.		Other liabilities (from Schedule RC-G)		44,561
21.		Total liabilities (sum of items 13 through 20)		169,259
22.		Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

23.		Perpetual preferred stock and related surplus		0
24.		Common stock		600
25.		Surplus (exclude all surplus related to preferred stock)		277,264
26.		a. Retained earnings		17,011
		b. Accumulated other comprehensive income (3)		37
27.		Other equity capital components (4)		0
28.		Total equity capital (sum of items 23 through 27)		294,912
29.		Total liabilities, minority interest, and equity capital
		(sum of items 21, 22, and 28)		464,171

Memorandum
		To be reported with the March Report of Condition.
	1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2000		1

(1)          Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)          Includes limited-life preferred stock and related surplus.

(3)          Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4)          Includes treasury stock and unearned Employee Stock Ownership Plan shares.